GENWORTH FINANCIAL ASSET MANAGEMENT FUNDS
FIRST AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

     THIS FIRST AMENDMENT dated as of December 17, 2013, to the Fund Administration Servicing Agreement dated as of February 20, 2007 (the “Agreement”), is entered into by and between GENWORTH FINANCIAL ASSET MANAGEMENT FUNDS, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

     WHEREAS, the parties have entered into the Agreement; and

     WHEREAS, the parties desire to amend the fees of the Agreement; and

     WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by all parties.

     NOW, THEREFORE, the parties agree as follows:

     Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GENWORTH FINANCIAL ASSET
MANAGEMENT FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Carrie E. Hansen	By: /s/ Michael R. McVoy

Name: Carrie E. Hansen	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit B to the Fund Administration Servicing Agreement – Genworth Financial Asset Management Funds

GENWORTH FINANCIAL ASSET MANAGEMENT FUNDS GENWORTH FINANCIAL CONTRA FUND FUND ADMINISTRATION & COMPLIANCE SERVICES ANNUAL FEE SCHEDULE EFFECTIVE December , 2013

Annual fee based upon net assets in the fund:
 Minimum annual fee: $[  ] ([  ] fund)

Extraordinary services – quoted separately

Plus out-of-pocket expenses, including but not limited to:
 Postage, Stationary
 Programming, Special Reports
 Proxies, Insurance
 EDGAR filing
 Retention of records
 Federal and state regulatory filing fees
 Certain insurance premiums
 Expenses from Board of Trustees meetings
 Auditing and legal expenses
 Blue Sky conversion expenses (if necessary)
 All other out-of-pocket expenses

Fees are billed monthly.

CCO Support Services - $[ ]Per Year Per Fund Complex